Exhibit 99.1

NEWS RELEASE: Nov. 14, 2005	Contact:	Heather Beshears
Vice President,
Corporate Communications
InPlay Technologies, Inc.
Tel: 480.586.3357
Heather@InPlayTechnologies.com
InPlay Technologies Announces Results for the Three and Nine Months Ended September 30, 2005
Purchase orders for FinePoint computing pen increase to $3.7 million
PHOENIX, Ariz. (Nov. 14, 2005) – InPlay Technologies (NASDAQ: NPLA) today announced financial results for the three and nine months ended September 30, 2005.
InPlay Technologies reported a net loss of $411,000, or $0.04 per share, for the third quarter of 2005, compared to a net loss of $375,000, or $0.04 per share, for the third quarter of 2004. Revenue for the third quarter of 2005 was $819,000, up from $199,000 during the comparable quarter of 2004. Third quarter 2005 revenue included $245,000 from Duraswitch operations and $574,000 from the newly acquired FinePoint operations. The increase in revenue in the third quarter 2005 was primarily due to the FinePoint acquisition in September 2005.
“We are executing on our strategy of supporting Duraswitch licensees and leveraging our business model with additional innovative technologies,” said Bob Brilon, InPlay Technologies CEO. “FinePoint began delivering on an initial $1.1 million purchase order from a major computer OEM during the quarter and as previously announced, has received over $2 million in additional purchase orders. Just last week, we received another order for over $500,000, bringing the total to $3.7 million. We expect to ship the majority of those orders before the end of the year. For the quarter, Duraswitch non-exclusive revenue is up 47 percent year over year. Most of the increase is due to initial production of a consumer medical device using our rotary switch technology.”
For the nine months ended September 30, 2005, InPlay Technologies recorded net income of $550,000, or $0.06 per share, compared to a net loss of $348,000, or $0.04 per share, for the nine months ended September 30, 2004. Revenue for the nine months ended September 30, 2005 was $3.26 million compared to $1.56 million in the same nine month period in 2004. Revenue for the nine month periods includes minimum royalty payments from Delphi Corp. of $2 million in 2005 and $1 million in 2004.
As previously announced, the Delphi license agreement has been cancelled as a result of Delphi’s bankruptcy filing. InPlay retains the ability to pursue damage claims, but there is no assurance that InPlay will receive any future payments from Delphi. Under the license agreement with Delphi, InPlay was to receive a total of $9 million in minimum royalty payments during 2006 and 2007.
Operating expenses for the quarter ended September 30, 2005 were $710,000, compared to $536,000 for the comparable quarter in 2004. For the nine-month period, total operating expenses were $2.11 million, compared to $1.80 million for the nine month period in 2004. The increase in operating expenses during the third quarter was primarily due to the acquisition of FinePoint in September 2005.
InPlay Technologies reported cash of $1.92 million and restricted short term investments of $0.4 million at September 30, 2005 compared to $2.83 million cash at December 31, 2004.
Conference Call
InPlay Technologies will host a conference call today at 5:00 p.m. Eastern Time. The conference call will be webcast and may be accessed by dialing 800-803-5267, or +1-706-643-0135 for international callers, a few minutes prior to the scheduled start time. The conference ID is 2226304. The webcast is available on the InPlay Technologies website, www.InPlayTechnologies.com, in the investor relations section.
Those unable to participate in the live call can listen to the audio replay through November 16, 2005, at 800-642-1687, or +1-706-645-9291. A webcast replay will be available on the InPlay Technologies website through December 31.
- more -

InPlay Technologies Announces Results for Three and Nine Months Ended September 30, 2005 – 2
About InPlay Technologies
InPlay Technologies markets and licenses proprietary emerging technologies. The company was founded to commercialize its internally developed Duraswitch electronic switch technologies and has executed license agreements with switch manufacturers and OEMs worldwide. Today, Duraswitch patented technologies are in the controls of a wide range of commercial and industrial applications. InPlay recently expanded its portfolio of technologies with the acquisition of FinePoint Innovations, a developer of pen computing products for tablet PCs and computer peripherals. FinePoint’s digital solution is the computing pen and digitizer for a major computer OEM’s newly launched line of convertible notebooks. InPlay Technologies is focused on further commercialization of these technologies and leveraging its licensing model with additional, innovative technologies. Visit www.inplaytechnologies.com for more information.
This news release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements regarding our licensees’ ability to market and manufacture products using our technologies, our ability to successfully execute our corporate strategy of leveraging our licensing model with new technologies, potential revenue from and timing of production of Duraswitch and FinePoint technologies. Risks and uncertainties that could cause results to differ materially from those projected include lack of market acceptance of our technologies, inability to acquire and commercialize additional technologies, underestimating the length of time required to develop sufficient revenue to create a net profit, unanticipated expenses related to protecting our intellectual property, increased sales and marketing expenses, loss of purchase orders or other unforeseen difficulties related to manufacturing our technologies and other uncertainties described from time to time in our documents filed with the Securities and Exchange Commission, including our Annual Report on Form 10-KSB for the year-ended December 31, 2004. These forward-looking statements represent our beliefs as of the date of the press release and we disclaim any intent or obligation to update these forward-looking statements.
# # #

INPLAY TECHNOLOGIES, INC
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
NET REVENUE:
Duraswitch:
Related party — Delphi	$102,345	$102,345	$2,306,933	$1,305,633
Non-related parties	142,443	97,068	381,048	253,040
FinePoint	574,384	—	574,384	—

Total net revenue	819,172	199,413	3,262,365	1,558,673

COST OF GOODS SOLD:
Duraswitch	73,224	49,996	182,078	137,780
FinePoint	463,559	—	463,559	—

Total cost of goods sold	536,783	49,996	645,637	137,780

Gross profit	282,389	149,417	2,616,728	1,420,893

OPERATING EXPENSES:
Selling, general and administrative	541,284	425,862	1,707,199	1,439,736
Research, development and commerical application engineering	168,838	110,113	404,608	357,601

Total operating expenses	710,122	535,975	2,111,807	1,797,337

INCOME (LOSS) FROM OPERATIONS	(427,733)	(386,558)	504,921	(376,444)

OTHER INCOME — Net	16,943	11,511	44,707	28,056

NET INCOME (LOSS)	$(410,790)	$(375,047)	$549,628	$(348,388)

NET INCOME (LOSS) PER COMMON SHARE, BASIC	$(0.04)	$(0.04)	$0.06	$(0.04)

NET INCOME (LOSS) PER COMMON SHARE, DILUTED	$(0.04)	$(0.04)	$0.06	$(0.04)

WEIGHTED AVERAGE SHARES OUTSTANDING,
BASIC	9,799,764	9,610,608	9,677,048	9,600,379

DILUTED	9,799,764	9,610,608	9,739,334	9,600,379

INPLAY TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30, 2005	December 31, 2004
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,922,625	$2,832,455
Restricted short-term investment	400,000	—
Accounts receivable	796,712	48,601
Inventory	753,772	217,083
Prepaid expenses and other current assets	124,916	83,470

Total current assets	3,998,025	3,181,609

PROPERTY AND EQUIPMENT — Net	384,125	198,589
GOODWILL	1,113,892	443,874
PATENTS — Net	1,590,701	777,013
OTHER ASSETS	56,394	66,297

TOTAL ASSETS	$7,143,137	$4,667,382

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$875,497	$59,674
Accrued salaries and benefits	313,698	187,289
Other accrued expenses and other current liabilities	298,321	242,045
Deferred licensing revenue — Delphi	409,380	409,380
Deferred licensing revenue — Other	87,984	75,874
Current portion notes payable and capital leases	422,930	—

Total current liabilities	2,407,810	974,262

LONG-TERM LIABILITIES:
Capital leases	4,964	—
Other non-current liabilities	13,222	18,486
Deferred licensing revenue — Delphi	238,805	546,257

Total long-term liabilities	256,991	564,743

Total liabilities	2,664,801	1,539,005

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, no par value, 10,000,000 shares authorized, no shares issued and outstanding in 2005 and 2004	—	—
Common stock, $.001 par value, 40,000,000 shares authorized in 2005 and 2004, 10,182,284 and 9,614,673 shares issued and outstanding in 2005 and 2004, respectively	10,182	9,615
Additional paid-in capital	28,210,680	27,410,916
Accumulated deficit	(23,742,526)	(24,292,154)

Total stockholders’ equity	4,478,336	3,128,377

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,143,137	$4,667,382